LETTER FROM H J & ASSOCIATES, LLC

                             H J & Associates, LLC
                       (Formerly Jones, Jensen & Company)
                              Salt Lake City, Utah

                                August 29, 2000

Securities and Exchange Commission
Washington, DC 20549

Re: Comstock Coal Company, Inc.
File No. 0-27305

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of Comstock Coal Company, Inc. dated August 29, 2000 and agree with the statement contained thereon.

                                        /s/ H J & Associates, LLC
                                        -------------------------
                                        H J & Associates, LLC